CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We consent to the references to our firm in the Registration Statement on Form N-14 of John Hancock Capital Series and to the use of our report dated May 31, 2002 on the financial statements and financial highlights of the Pzena Focused Value Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2002 Annual Report to Shareholders which is incorporated by reference into this registration statement.




                                                        /s/TAIT, WELLER & BAKER
                                                        -----------------------

Philadelphia, Pennsylvania
September 6, 2002